800 Cabin Hill Drive, Greensburg, PA 15601-1689

Media, contact: Allen Staggers Manager, Corporate Communications Phone: (724) 830-5433 Media Hotline: (888)233-3583 E-Mail: astagge@alleghenyenergy.com	Investor contact: Max Kuniansky Executive Director, Investor Relations and Corporate Communications Phone: (724) 838-6895 E-Mail: mkunian@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Responds to Pennsylvania Environmental Lawsuit

GREENSBURG, Pa., June 28, 2005 – Allegheny Energy, Inc. (NYSE:AYE) today reiterated its commitment to improving environmental performance at its power plants while expressing disappointment that the Pennsylvania Department of Environmental Protection (PADEP) felt a need to file a lawsuit challenging the company’s Pennsylvania operations.

“We consider this new action unnecessary, given our pending lawsuit in West Virginia and our plans to reduce the absolute level of emissions at our power plants,” said Paul J. Evanson, Chairman, President and Chief Executive Officer. “We are moving forward as rapidly as our financial condition allows.”

The PADEP filed the lawsuit today in federal court in Western Pennsylvania alleging that Allegheny’s operations at its Armstrong, Hatfield’s Ferry and Mitchell power stations violated federal and state pollution control regulations. Attorneys General from several other states joined in the suit. Allegheny believes that it remains in compliance with those regulations, including any obligations under the U.S. Environmental Protection Agency’s New Source Review requirements. The company initiated litigation back in January in West Virginia federal court seeking a declaratory judgment so as to resolve these issues at both its West Virginia and Pennsylvania power plants.

“With the help of West Virginia’s governor, legislature and various agencies and interest groups, Allegheny is moving forward to securitize the cost of installing scrubbers at its Fort Martin plant,” said Mr. Evanson. “We look forward to partnering with the Commonwealth of Pennsylvania to find similar financial solutions to facilitate improvements at our power stations here.”

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned utility consisting of two major businesses. Allegheny Energy Supply owns and operates electric generating facilities, and Allegheny Power delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland, Virginia and Ohio. For more information, visit our Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; regulatory matters; and accounting issues. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participant rules and tariffs; the effect of accounting policies issued periodically by accounting standard-setting bodies; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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